As filed with the Securities and Exchange Commission on June 10, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Axon Enterprise, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-0741227
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

17800 North 85th Street
Scottsdale, Arizona 85255
(Address of Principal Executive Offices, Including Zip Code)

AXON ENTERPRISE, INC. AMENDED AND RESTATED 2022 STOCK INCENTIVE PLAN

AXON ENTERPRISE, INC. 2024 EXPONENTIAL STOCK PLAN

AXON ENTERPRISE, INC. 2024 CEO PERFORMANCE AWARD

(Full Title of the Plans)

Isaiah Fields

Chief Legal Officer and Corporate Secretary

Axon Enterprise, Inc.

17800 North 85th Street

Scottsdale, AZ 85255

(480) 991-0797

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Axon Enterprise, Inc. (the “Registrant”) to register (i) 2,231,811 shares of the Registrant’s common stock, par value $0.00001 per share (“Common Stock”), which may be offered or sold under the Axon Enterprise, Inc. Amended and Restated 2022 Stock Incentive Plan, (ii) 4,516,370 shares of Common Stock underlying the issuance of eXponential Stock Units, which may be offered or sold under the Axon Enterprise, Inc. 2024 eXponential Stock Plan, and (iii) 679,102 shares of Common Stock underlying the issuance of eXponential Stock Units, which may be offered or sold under the Axon Enterprise, Inc. 2024 CEO Performance Award. Each of the equity compensation plans covered by this Registration Statement was approved by the Registrant’s shareholders at its Annual Meeting of Shareholders held on May 10, 2024.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

All information required by Part I of Form S-8 to be contained in the Section 10(a) prospectuses is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to participants in the equity compensation plans covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute prospectuses that meet the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectuses), any other document required to be delivered to participants pursuant to Rule 428(b) under the Securities Act or additional information about any of the plans covered by this Registration Statement is available without charge by contacting:

Isaiah Fields

Chief Legal Officer and Corporate Secretary

Axon Enterprise, Inc.

17800 North 85th Street

Scottsdale, AZ 85255

(480) 991-0797

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which the Registrant has previously filed with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:

a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023;
b)	The Registrant’s Proxy Statement on Schedule 14A filed on March 29, 2024;
c)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024;
d)	The Registrant’s Current Reports on Form 8-K filed on February 27, 2024, March 5, 2024, May 6, 2024 and May 13, 2024 (two filings); and
e)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on March 7, 2001 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission, including in any Current Report on Form 8-K, or any exhibit thereto.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

Section 102 (b) (7) of the DGCL permits a corporation to provide in its charter that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (a) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for a director under Section 174 of the DGCL, (d) for any transaction from which the director or officer derived an improper personal benefit, or (e) for an officer in any action by or in the right of the corporation. The Registrant's charter provides for such limitation of liability with respect to directors only.

In addition, as permitted by Section 145 of the DGCL, the Registrant’s bylaws provide that:

●	The Registrant shall indemnify its directors and officers against any losses, actually and reasonably incurred, by a director or officer in connection with a proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful, subject to certain conditions.
●	The Registrant may, to the extent authorized by the board of directors, indemnify, and provide advances to, employees and under circumstances similar to those allowed for directors and officers.
●	The Registrant shall advance expenses incurred by its directors and officers expenses in any proceeding (other than a proceeding brought for an accounting of profits within the meaning of Section 16(b) of the Exchange Act or similar provision of any state statutory law or common law), if such person: (a) furnishes the Registrant a written affirmation of such persons good faith belief that such person is entitled to be indemnified, and (b) furnishes the Registrant a written undertaking to repay the advance to the extent that it is ultimately determined that such person is not entitled to be indemnified by the Registrant.
●	The Registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, unless: (a) such indemnification is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, or (c) such indemnification is provided by the Registrant, in its sole discretion, pursuant to the powers vested in the Registrant under the DGCL.
●	The rights conferred in the bylaws are not exclusive, and the Registrant is authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL.
●	Any repeal or modification of the Registrant’s indemnification obligations shall only be prospective and shall not affect the rights of any director, officer, employee or agent in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any director, officer, employee or agent of the Registrant.

The Registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide additional procedural protections. These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description	Page or Method of Filing
5.1	Opinion of Cravath, Swaine & Moore LLP	Filed herewith
23.1	Consent of Independent Registered Accounting Firm	Filed herewith
23.2	Consent of Cravath, Swaine & Moore LLP	Included as part of Exhibit 5.1
24.1	Power of Attorney	See Signature Page
99.1	Axon Enterprise, Inc. Amended and Restated 2022 Stock Incentive Plan	Incorporated by reference to the Definitive Proxy Statement, filed on March 29, 2024
99.2	Axon Enterprise, Inc. 2024 eXponential Stock Plan	Incorporated by reference to the Definitive Proxy Statement, filed on March 29, 2024
99.3	Axon Enterprise, Inc. 2024 CEO Performance Award	Incorporated by reference to the Definitive Proxy Statement, filed on March 29, 2024
107.1	Filing Fee Table	Filed herewith

Item 9. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C 78m or 78o(d)) that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description	Page or Method of Filing
5.1	Opinion of Cravath, Swaine & Moore LLP	Filed herewith
23.1	Consent of Independent Registered Accounting Firm	Filed herewith
23.2	Consent of Cravath, Swaine & Moore LLP	Included as part of Exhibit 5.1
24.1	Power of Attorney	See Signature Page
99.1	Axon Enterprise, Inc. Amended and Restated 2022 Stock Incentive Plan	Incorporated by reference to the Definitive Proxy Statement, filed on March 29, 2024
99.2	Axon Enterprise, Inc. 2024 eXponential Stock Plan	Incorporated by reference to the Definitive Proxy Statement, filed on March 29, 2024
99.3	Axon Enterprise, Inc. 2024 CEO Performance Award	Incorporated by reference to the Definitive Proxy Statement, filed on March 29, 2024
107.1	Filing Fee Table	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 10th day of June, 2024.

AXON ENTERPRISE, INC.

/s/ Brittany Bagley
By: Brittany Bagley
Chief Operating Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick W. Smith and Brittany Bagley, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ PATRICK W. SMITH	Chief Executive Officer and Director (Principal Executive Officer)	June 10, 2024
Patrick W. Smith

/s/ BRITTANY BAGLEY	Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	June 10, 2024
Brittany Bagley

/s/ ERIKA AYERS BADAN	Director	June 10, 2024
Erika Ayers Badan

/s/ ADRIANE M. BROWN	Director	June 10, 2024
Adriane M. Brown

/s/ JULIE A. CULLIVAN	Director	June 10, 2024
Julie A. Cullivan

/s/ MICHAEL GARNREITER	Director	June 10, 2024
Michael Garnreiter

/s/ CAITLIN E. KALINOWSKI	Director	June 10, 2024
Caitlin E. Kalinowski

/s/ MATTHEW R. MCBRADY	Director	June 10, 2024
Matthew R. McBrady

/s/ HADI PARTOVI	Director	June 10, 2024
Hadi Partovi

/s/ GRAHAM SMITH	Director	June 10, 2024
Graham Smith

/s/ JERI WILLIAMS	Director	June 10, 2024
Jeri Williams